GRACO INC.	Shareholder Meeting to be held on April 24, 2009
**IMPORTANT NOTICE**	Proxy Materials Available
Regarding the Availability of Proxy Materials	• Notice and Proxy Statement
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.	• Form 10-K • Annual Report

This notice is not your proxy. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS – VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before April 10, 2009.

HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available and visit: www.proxyvote.com

GRACO INC. 88 11th AVENUE N.E. MINNEAPOLIS, MN 55413-1894

HOW TO REQUEST A COPY OF MATERIALS

1)   BY INTERNET – www.proxyvote.com

2)   BY TELEPHONE – 1-800-579-1639

3)   BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information	How to Vote
Meeting Type: Annual Meeting Date: April 24, 2009 Meeting Time: 1:00 P.M., Central Time For holders as of: February 23, 2009

Vote In Person

If you intend to vote in person at the meeting, you will need to request a ballot at the meeting to vote your shares. You will be required to present sufficient proof of ownership of shares at the meeting before you receive a ballot.

Meeting Location:
George Aristides Riverside Center 1150 Sibley Street N.E. Minneapolis, Minnesota 55413-1894

Vote By Internet

To vote now by internet, go to WWW.PROXYVOTE.COM. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Directions:
If you need directions to the meeting, call: 612-623-6639

Voting items
The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:
NOMINEES: 01) William J. Carroll 02) Jack W. Eugster 03) R. William VanSant

2. Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm.